Exhibit 3.1

Delaware
The First State	Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A NORTH CAROLINA CORPORATION UNDER THE NAME OF “CHEETAH NET SUPPLY CHAIN SERVICE INC.” TO A DELAWARE CORPORATION, FILED IN THIS OFFICE ON THE SECOND DAY OF FEBRUARY, A.D. 2026, AT 1:54 O`CLOCK P.M.

10494923 8100F	Authentication: 202983031
SR# 20260393751	Date: 02-03-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF CONVERSION

OF

CHEETAH NET SUPPLY CHAIN SERVICE INC., A NORTH CAROLINA CORPORATION

TO

CHEETAH NET SUPPLY CHAIN SERVICE INC., A DELAWARE CORPORATION

(Pursuant to Section 265 of the Delaware General Corporation Law)

This CERTIFICATE OF CONVERSION (the “Certificate of Conversion”) is being duly executed and filed by the undersigned to convert Cheetah Net Supply Chain Service Inc., a North Carolina corporation (the “Converting Entity”), to Cheetah Net Supply Chain Service Inc., a Delaware corporation (the “Converted Entity”), pursuant to Sections 103 and 265 of the Delaware General Corporation Law. The undersigned, being a person authorized to execute this Certificate of Conversion on behalf of the Converting Entity, hereby certifies that:

1.   The Converting Entity was originally formed as a corporation under the laws of the State of North Carolina on August 9, 2016, and its jurisdiction of formation has not changed.

2.   The Converting Entity’s name and type of entity immediately prior to the filing of this Certificate of Conversion was Cheetah Net Supply Chain Service Inc., a North Carolina corporation.

3.   The name of the Converted Entity as set forth in the Certificate of Incorporation of the Converted Entity is Cheetah Net Supply Chain Service Inc.

[Signature Page Follows]

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:54 PM 02/02/2026
FILED 01:54 PM 02/02/2026
SR 20260393751 - File Number 10494923

The undersigned has caused this Certificate of Conversion to be duly executed as of February 2nd, 2026.

By:	/s/ Huan Liu
Name:	Huan Liu
Title:	Chief Executive Officer

[Signature Page to Certificate of Conversion]